            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYOR -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

------------------------------------------------------------------------------------------------------

FOR THIS TYPE OF ACCOUNT:                              GIVE THE
                                                       SOCIAL SECURITY
                                                       NUMBER OF --
------------------------------------------------------------------------------------------------------
 1.   An individual's account                          The individual

 2.   Two or more individuals (joint account)          The actual owner of the account or, if combined
                                                       funds, the first individual on the account(1)

 3.   Custodian account of a minor (Uniform Gift to    The minor(2)
      Minors Act)

 4a.  The usual revocable savings trust account        The grantor-trustee(1)
      (grantor is also trustee)

  b.  So-called trust account that is not a legal or   The actual owner(1)
      valid trust under State Law

 5.   Sole proprietorship account                      The owner(3)
------------------------------------------------------------------------------------------------------

FOR THIS TYPE OF ACCOUNT:                              GIVE THE EMPLOYER
                                                       IDENTIFICATION
                                                       NUMBER OF --
------------------------------------------------------------------------------------------------------

 6.   A valid trust, estate, or pension trust          The legal entity (Do not furnish the
                                                       identifying number of the personal
                                                       representative or trustee unless the legal
                                                       entity itself is not designated in the account
                                                       title)(4)

 7.   Corporate account                                The corporation

 8.   Association, club, religious, charitable,        The organization
      educational or other tax-exempt organization

 9.   Partnership account                              The partnership

10.   A broker or registered nominee                   The broker or nominee

11.   Account with the Department of Agriculture in    The public entity
      the name of a public entity (such as a State or
      local government, school district or prison)
      that receives agricultural program payments

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(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3)   Show the name of the owner.

(4) List first and circle the name of the valid trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER (TIN) ON SUBSTITUTE FORM W-9
             (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)

                                     Page 2

NAME

    If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.

OBTAINING A NUMBER

    If you don't have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS").

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

    The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13), and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting.

 (1) A corporation.

 (2) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under section 403(b)(7).

 (3) The United States or any agencies or instrumentalities.

 (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

 (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

 (6) An international organization or any of its agencies or instrumentalities.

 (7) A foreign central bank of issue.

 (8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

 (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

(15) An trust exempt from tax under Section 664 or described in section 4947.

    Payments of dividends generally not subject to backup withholding also include the following:

  - Payments to nonresident aliens subject to withholding under section 1441.

  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  - Payments made by certain foreign organizations.

    Payments of interest generally not subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals.

    NOTE: YOU MAY BE SUBJECT TO BACKUP WITHHOLDING IF THIS INTEREST IS $600 OR MORE AND IS PAID IN THE COURSE OF THE PAYOR'S TRADE OR BUSINESS AND YOU HAVE NOT PROVIDED YOUR CORRECT TIN TO THE PAYOR.

  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  - Payments described in section 6049(b)(5) to nonresident aliens.

  - Payments on tax-free covenant bonds under section 1451.

  - Payments made by certain foreign organizations.

  - Mortgage interest paid by you.

    Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

    PRIVACY ACT NOTICE. -- Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are qualified to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TIN. -- If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                           FOR ADDITIONAL INFORMATION
                     CONTACT YOUR TAX CONSULTANT OR THE IRS